EXHIBIT 21

                              LIST OF SUBSIDIARIES

NAME                                                 JURISDICTION

Inter Parfums Holdings, S.A.                         France
Inter Parfums, S.A.                                  France
Inter Parfums Grand Public, S.A                      France
Inter Parfums Trademark, S.A                         France
Jean Philippe Fragrances, LLC                        New York
Inter Parfums USA, LLC                               New York
Nickel, S.A.                                         France
Nickel USA, Inc.                                     Delaware